                                                            Exhibit 23







                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
CompuCom Systems, Inc.:



     We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33- 43275 and
No. 33-76382) on Form S-8 and the Registration Statements (No. 33-43367, No. 33- 47002, No. 33- 78746 and No. 33- 78756) on Form S-3 of CompuCom Systems, Inc. of our report dated February 8, 1995, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of CompuCom Systems, Inc.






                                            KPMG PEAT MARWICK LLP









Dallas, Texas
April 12, 1995